UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

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L3HARRIS TECHNOLOGIES, INC.

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PAGE A | L3HARRIS TECHNOLOGIES 2024 ANNUAL REPORT ANNUAL MEETING OF SHAREHOLDERS APRIL 18, 2025 20 25

EXECUTIVE COMPENSATION SUPPLEMENT In our Proxy Statement, we summarize the key design features of our executive compensation program. We are providing this Executive Compensation Supplement to provide additional detail for our shareholders on our executive compensation philosophy and programs and the payout and design of our performance share unit awards. Please read this Executive Compensation Supplement together with the information included in the Compensation Discussion & Analysis, compensation tables, and narrative on pages 26 through 59 of our 2025 Proxy Statement before you cast your vote on Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation. Our Board of Directors and Compensation Committee believe that our target total compensation levels align with peers in our industry, and 2024 payouts show that our compensation program is working as intended to promote pay-for-performance and align our executive compensation with shareholder interests. This is why the Board of Directors recommends voting “FOR” approval of the Compensation of our Named Executive Officers. COMPENSATION PHILOSOPHY ENCOURAGES AND REWARDS CREATION OF SUSTAINABLE, LONG-TERM SHAREHOLDER VALUE Our executive compensation program is designed to encourage and reward creation of sustainable, long-term shareholder value by: > Aligning with shareholder interests > Being competitive at target performance level > Motivating achievement of financial goals and strategic objectives > Aligning realized pay with performance > Attracting, retaining and motivating top executive talent > Continuously seeking shareholder feedback PROACTIVE ENGAGEMENT AND A HISTORY OF RESPONSIVENESS TO SHAREHOLDER FEEDBACK RESULTED IN PLAN DESIGN CHANGES THAT GARNERED OVERWHELMING SUPPORT FROM SHAREHOLDERS LAST YEAR We continuously seek shareholder views and input on our executive compensation program. We have surveyed our large investors for input on our compensation plans, including our performance measures, and we continue to ensure our program is aligned with shareholder interests. Most recently, shareholder feedback influenced compensation program changes for both short- and long-term incentive plans in 2024, reflecting our ongoing commitment aligning executive pay with shareholder interests: Our shareholders clearly understand the strong alignment of our executive pay with shareholder interests, as demonstrated by overwhelming support for our executive compensation in the past. At our 2024 Annual Meeting of Shareholders and in each Say-on-Pay advisory vote since the Mergerii in 2019, at least 92% of the shares voted in support of our executive compensation and related disclosures. Long-Term Incentive Changes TSRi , as a relative measure, changed from a modifier to a core, equally weighted component of performance share unit awards (measured against two comparator groups: S&P 500, and a custom group of peer companies closely aligned with our industry) Short-Term Incentive Changes Adjusted segment operating margin incorporated as a performance measure

For fiscal 2024, after thorough consideration and evaluation, the independent directors of our Board of Directors and our Compensation Committee decided not to increase our CEO's target total compensation for fiscal 2024, which aligned with the median of our compensation peer group. This decision was made at the beginning of 2024, as the Company had faced challenging market conditions, which was reflected in our stock price.

TOTAL CEO COMPENSATION IS CLOSELY ALIGNED WITH TSR PERFORMANCE

Consistent with our goals of aligning pay with performance and with shareholder interests, 92% of fiscal 2024 CEO target total direct compensation was at risk. 38% of CEO total compensation was issued as performance share units and 19% as stock options.

Our TSR significantly impacts our CEO's realizable total direct compensation and the value of outstanding stock options.

For example, the 2022-2024 CEO long-term incentive grant had a grant date target value of $11.5M, and a realizable value of $8.1M as of our 2024 fiscal year-end, inclusive of the 107.1% performance adjustment for performance share units detailed below[iii].

Stock options are an important part of our pay-for-performance strategy, as realizable value is directly correlated with our TSR. Stock options account for 25% of long-term incentives and 19% of our CEO's total target compensation, and as of our 2024 fiscal year-end, outstanding stock options, both vested and unvested, for the last 3 annual long-term incentive grants were below their respective exercise prices and therefore had zero value. This highlights the direct link between executive compensation and the Company's stock price performance. Looking forward, these option awards encourage our named executive officers, including our CEO, to remain focused on improving our stock performance, which will allow them to realize the full potential of their compensation in line with the Company's long-term growth and shareholder value.

SOLID FINANCIAL PERFORMANCE COUPLED WITH RIGOROUS TARGET SETTING RESULTED IN MODEST PERFORMANCE SHARE UNIT PAYOUTS

Fiscal 2024 results included significant accomplishments as we delivered on our financial commitments, including performance against financial measures driving our long-term performance share unit payouts.

- While our 2024 EPS[iv] increased 6% over 2023, consistent with guidance, our rigorous 2022-2024 cumulative EPS targets increased 11% over 2021-2023 cumulative EPS actuals. 3-year cumulative EPS accounts for 50% of our performance share units (before TSR adjustment).
- A 9% increase in our 2024 adjusted EBIT[v] partially offset an increase in invested capital in 2024 for our Average ROIC[vi], with the target for average ROIC remaining the same, despite the increase in invested capital associated with strategic transactions. Average ROIC is 50% of our performance share units financial measure (before TSR adjustment).

Although we had strong stock performance through most of 2024 reflecting our strong full year financial performance, following the general election, the price of our common stock declined nearly 20% between November 8, 2024 and the end of our 2024 fiscal year, significantly impacting our TSR as of the measurement date. This decline also impacted multiple peer companies in the defense industry. For the 2022-2024 performance cycle, our relative TSR percentile ranking as of November 8 was at the 61st percentile against the S&P 500.

Our performance share unit payouts over the past three fiscal years have averaged a payout of 106.8%, with each payout being adjusted down by an average of 7% due to relative TSR performance against the S&P 500, demonstrating our stock performance is accounted for in our payouts and our long-term incentive program is working as designed.

Financial Performance Measures	2020-2022	2021-2023	2022-2024
Weighted Payout % (before TSR adjustment)	122.1 %	114.9 %	108.6 %
Absolute TSR	13.2 %	15.8 %	10.0 %
Relative TSR vs. S&P 500	40th Percentile	42nd Percentile	48th Percentile
TSR Adjustment	(11.0) %	(8.8) %	(1.3) %
Performance Share Units Awarded to Executives (after TSR adjustment)	108.7 %	104.7 %	107.1 %

OUR PROXY PEER GROUP TSR SHOWS MORE ACCURATE AND REALISTIC COMPARISON AND ALIGNMENT Our Board of Directors and Compensation Committee reviews pay-for-performance alignment against our compensation peer group annually. The compensation peer group is defined in the Company’s Proxy Statement (p. 41) and provides a more accurate and realistic comparison and alignment with peer companies that are similarly impacted by macroeconomic conditions, particularly those in the defense industry. The graph below shows our CEO pay ranking is below the median of our peer group, based on 3-year average compensation from the most recent summary compensation tables published as of March 15, 2025. Compensation Peer Group 3-year TSR Rank 100% 100% 50% 50% LHX 0% Compensation Peer Group CEO Pay Rank TSR TARGETS AND PERFORMANCE CONDITIONS BROADLY IN LINE WITH PEER GROUP Our Compensation Committee uses a benchmarking process informed by our compensation peer group to determine our TSR target. When this benchmarking occurred in 2024, our Compensation Committee, in consultation with their independent compensation consultant, considered that 10 of the 11 companies in our compensation peer group that use TSR as a performance measure for long-term incentive compensation use 50th percentile as target and decided to keep our performance share units aligned with predominant peer practices. Our TSR targets also align with broad market practice for similarly sized companies outside of our industry. Our Compensation Committee also reviews the relevant performance ranges against our benchmarking data. Our threshold and maximum performance for relative TSR is set at 20th and 80th percentiles, respectively, while other companies within our peer group use 25th and 75th percentiles, respectively. While our plan may provide slightly more downside protection, it is balanced by the fact that maximum performance is more difficult to achieve. We recognize that certain of our peers have capped long-term incentive vesting at 100% for their relative TSR metrics if absolute TSR is negative. Since our Merger in 2019, L3Harris has not experienced negative absolute TSR over a performance share unit performance period, so a payout cap in the event of negative absolute TSR would not have had any effect over our prior performance share unit payouts. Our Board of Directors and Compensation Committee have the discretionary authority to adjust payouts should they identify a misalignment between relative TSR payout and absolute TSR warranting correction. As this has not been an issue that has presented itself in our plans in the past, we have not formalized any features providing for an automatic cap. We will continue to engage with shareholders on this matter and consider any modifications to the plan based on their feedback.

2022-2024 PERFORMANCE SHARE UNIT TARGETS AND RESULTS ARE PUBLISHED TRANSPARENTLY AND RETROSPECTIVELY WHILE PROTECTING COMPETITIVELY SENSITIVE INFORMATION

In our long-term incentive plans, balancing transparency with protecting competitive interests is crucial. This reflects the realities in an industry that is characterized by short-term funding mechanisms enacted by Congress. On March 15, 2025, the President signed into law a full-year Continuing Resolution (CR), comprising the third and final CR for GFY 2025. The CR provides funding at the account level, not the program level, creating uncertainty as to program funding. The bill also provides authority for "new starts" but only if the program was funded in either the House or Senate GFY 2025 appropriations bill. While we value providing our shareholders with meaningful information, we have strategically decided not to disclose forward-looking targets on our long-term financial performance measures in our Proxy Statements, in part because of the current nature of the funding process. We also provided relevant rationale in our 2025 Proxy Statement *(p. 34)*, including competitive advantage, market sensitivity, confidential business information, and a focus on performance outcomes. This approach is largely consistent with what we observe in our peer group disclosures.

We disclose the forward-looking performance measures, performance ranges, and resulting payout ranges, all of which were reiterated for the 2022-2024 cycle awards in our most recently issued Proxy Statements *(both 2025 and 2024 Proxy Statements, p. 34 and p. 46, respectively)*. Following the end of the performance period, we retrospectively disclose numerical financial performance targets to provide full transparency and ensure our shareholders can assess the rigor of our performance goals. The vesting details of the 2022-2024 performance share units cycle, as explained in our 2025 Proxy Statement *(p. 34)*, are as follows:

Financial Performance Measures	Weighting	Threshold (50%)	Target (100%)	Maximum (200%)	Result Relative to Target	Resulting Payout %	Weighted Payout %
3-year Average ROIC	50 %	12.8 %	16.0 %	19.2 %	113.0 %	164.8 %	108.6 %
3-year Cumulative EPS	50 %	$38.17	$42.41	$46.65	90.5 %	52.3 %	
TSR vs. S&P 500	Modifier	20th Percentile	50th Percentile	80th Percentile	96.0 %	-1.3 %	-1.3 %
2022-2024 Performance Share Units Awarded to Executives (% of Target)							107.1 %

In light of the above, the Board of Directors and Compensation Committee believe that our target total compensation levels align with peers in our industry, and 2024 payouts show that our compensation program is working as intended to promote pay-for-performance and align our executive compensation with shareholder interests. This is why the Board of Directors recommends voting **"FOR" approval of the Compensation of our Named Executive Officers**.

FORWARD LOOKING STATEMENTS

This Executive Compensation Supplement contains forward-looking statements within the meaning of federal securities laws made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Examples include, but are not limited to, statements about realizable pay; future financial performance; future payouts and future results of our executive compensation program; government funding; financial projection of other financial items; and assumptions underlying any of the foregoing. Persons reading this Executive Compensation Supplement are cautioned not to place undue reliance on forward-looking statements. The Company's consolidated results, future trends and forward-looking statements could be affected by many factors, risks and uncertainties, including but not limited to those in "Risk Factors" in our Form 10-K for fiscal 2024, available on our investor relations webpage at www.l3harris.com/investors. Forward-looking statements are made as of the date of this presentation, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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i TSR refers to Total Shareholder Return.

ii "Merger" refers to the all-stock merger completed on June 29, 2019 involving Harris Corporation ("Harris") and L3 Technologies, Inc., with Harris changing its name to L3Harris Technologies, Inc.

iii The $8.1M value is calculated by adding the total number of shares underlying restricted stock units from the 2022 long-term incentive award, plus the number of shares awarded at the end of the performance period from vested 2022-2024 performance share units, and multiplying such total number of shares by the 2024 fiscal year-end stock price of $209.75. Outstanding options from the 2022 long-term incentive award have an exercise price of $233.51 per share and at 2024 fiscal year-end were underwater, and therefore had no value.

iv "EPS" refers to non-GAAP net income per diluted common share attributable to L3Harris common shareholders. EPS is a non-GAAP financial measure. See Appendix A in the Proxy Statement for reconciliations of GAAP to non-GAAP financial measures.

v "Adjusted EBIT" refers to earnings before interest and taxes, adjusted as set forth in Appendix A in the Proxy Statement. Adjusted EBIT is a non-GAAP financial measure. See Appendix A in the Proxy Statement for reconciliations of GAAP to non-GAAP financial measures.

vi "Average ROIC" refers to 3-year average return on invested capital, calculated as set forth in Appendix A in the Proxy Statement. Average ROIC is a non-GAAP financial measure. See Appendix A in the Proxy Statement for reconciliations of GAAP to non-GAAP financial measures.